Exhibit 99.1

FINAL TRANSCRIPT

IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Event Date/Time: Apr. 29. 2009 / 4:30PM ET

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

John Rade

I-many, Inc. - President, CEO

Kevin Harris

I-many, Inc. - CFO

Bob Schwartz

I-many, Inc. - General Counsel

CONFERENCE CALL PARTICIPANTS

Andrew Lee

Roth Capital - Analyst

Brad McCurtain

Main Securities Corporation - Analyst

Ed Fowler

Small Cap Report - Analyst

PRESENTATION

Operator

Good afternoon and thank you for participating in today’s conference call to discuss I-many’s financial results for the first quarter ended March 31, 2009 and the merger agreement between I-many and LLR Partners, both announced today. Joining us today are Mr. John Rade, the President and CEO of I-many, and Mr. Kevin Harris, I-many’s Chief Financial Officer, and also Bob Schwartz, General Counsel of I-many. Following their comments, we will open the call for your questions.

Before I continue, I would like to take a moment to read the Company’s safe harbor statement. The matters that we will be discussing today, other than historical information, consists of forward-looking statements that involve risks and uncertainties. For example, statements regarding our anticipated financial results and our business performance in future periods are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially. These risks and uncertainties include the risks that are expectations for the future performance of our business and may not be realized for many possible reasons.

For discussions of these risks and uncertainties, you should refer to today’s press release, I-many’s current reports on Form 8-K filed today, I-many’s Form 10-K for the year ended December 31, 2008, and other filings that the Company makes from time to time with the Securities and Exchange Commission. I-many undertakes no obligations to update any forward-looking statements to reflect events or circumstances after the date they are presented.

During this call we will be referring to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with Generally Accepted Accounting Principles. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in today’s financial results press release, which is available via the Investor Relations section of the Company’s Web site at www.imany.com and under the heading “Use of Non-GAAP Financial Information.”

I would like to remind everyone that this call will be available for replay after a transcript has been prepared and filed with the Securities and Exchange Commission, which may take a few days, through May 29, 2009. Please refer to today’s press release for dial-in replay instructions. The webcast replay will also be available at I-many’s Web site at www.imany.com.

Now, I would like to turn the call over to I-many’s President and CEO, Mr. John Rade. Please continue, sir.

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

John Rade - I-many, Inc. - President, CEO

Thank you, Erin, and good afternoon everyone. Thank you very much for joining us today to discuss our recent results. Well, I guess we certainly have much to talk about. Today, as you saw in market close, we issued two press releases—one announcing our financial results for the first quarter of 2009 and a second announcing a definitive agreement under which LLR Partners will acquire I-many.

Our earnings release reported that we not only exceeded Q1 expectations with a very strong showing in EBITDA, but we also generated positive net income for the first time since we went public in the year 2000. I believe these results are the outcome of our ability to adapt and perform well in the current economic climate. It’s also, perhaps, the best indicator of our success in implementing the transformational strategy we announced in December. In that regard, within a very short period of time, we successfully streamlined our operations and cut costs and refocused our sales force and customer service personnel. We’ve emerged a stronger organization, better able to leverage our multi-million dollar investment in upgrading and expanding our contract sphere suite. The completion of this major development cycle is evident in the near 50% year-over-year reduction in our R&D expense.

Well, while these results put us well on our way towards realizing our goals for the year, including generating cash in 2009 through achieving positive EBIDTA in every quarter, as you know, we continue to face a difficult set of challenges regarding our outstanding debt obligations and a possible NASDAQ de-listing. With the acquisition agreement announced today, LLR Partners presents the ideal opportunity to effectively address these issues, preserve shareholder value, and maintain our commitment to our customers.

LLR Partners is a highly capable firm and is considered one of the mid-Atlantic’s largest private equity investment firms with more than $1.4 billion under management. But most importantly, ladies and gentlemen, among the potential strategic partners we considered for I-many, we believe LLR possesses the greatest understanding of the unique value of I-many and they share our vision for the future.

Now before I provide further comment, I would like to turn the call over to our CFO, Kevin Harris, who will take us through the details of our financial results for the first quarter. Afterwards, I’ll return to discuss some of the important events and achievements during the period and comment further on LLR. Finally, as always, we will open the call to your questions. Kevin?

Kevin Harris - I-many, Inc. - CFO

Thanks, John. Good afternoon, everyone, and thanks again for joining us. Beginning with our income statement, net revenues for the first quarter of 2009 totaled $9.9 million. This represents an increase of 15% from $8.6 million reported in the prior quarter and an increase of 35% from $7.4 million reported the same period a year ago.

Looking at the breakdown of revenues, recurring revenue generated from software subscriptions, maintenance support, and hosting totaled approximately $5.1 million in the quarter, a decrease of 1% from $5.2 million in the prior quarter and an increase of 4% from $4.9 million reported in the same quarter a year ago.

Services revenue, which is principally revenue from professional services, totaled $2.9 million, a decrease of 6% from $3.1 million in the prior quarter and an increase of 30% from $2.2 million reported in the same period a year ago. Excluding revenue of $299,000 from our Annual User Conference held in October of 2008, our service revenue increased 5% from the prior quarter.

License revenue, representing one-time perpetual license fees from software license sales, totaled $1.9 million, which increased 380% from $398,000 in the prior quarter and increased 831% from $205,000 reported in the same period a year ago.

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Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

For the first quarter, the split of total net revenue between our two main lines of business was $8.7 million for life sciences and $1.2 million for non-life science or industry solutions. Revenue increased 18% on the life science side from the $7.3 million reported last quarter and increased 49% from the $5.9 million reported in the first quarter of last year. Industry Solutions decreased 6% from the $1.3 million reported in the previous quarter and decreased 19% from the $1.5 million reported in the first quarter of last year.

Net income totaled a record $799,000, or $0.02 per basic and diluted share. This compared to a net loss of $3 million, or $0.06, in the previous quarter and a net loss of $5.4 million, or $0.10, in the first quarter of 2008.

EBITDA, or earnings before interest, tax, depreciation and amortization, totaled a record $2 million in the quarter, or $0.04 per basic and diluted share. This was a substantial improvement from a negative EBITDA of $1.7 million, or $0.03 per share, in the previous quarter and negative EBITDA of $4.2 million, or $0.08 per basic and diluted share in the same period a year ago.

The gross value of licensed bookings signed totaled $3.1 million in the first quarter of 2009. This represented an increase of 108% from $1.5 million signed in the prior quarter and an increase of 506% from $518,000 signed in the first quarter of 2008. The Company signed three new license transactions exceeding $50,000 in gross value during the quarter, which compares to four in both the previous quarter and the same period last year. The major transactions averaged $832,000 in net software license value, as compared to an average of $310,000 in the previous quarter and an average of $89,000 in the same period last year. We define net software license value as representing the perpetual license fee where the net present value of non-cancelable subscription payments, exclusive of the value of maintenance and support.

Two of these major transactions signed in the first quarter of 2009 were in the Company’s life science market segment. One of these was subscription-based with a customer who uses the Company’s software both within and outside of life science. Two of the contracts were with Fortune 50 companies with a gross value of each ranging in the seven figures. John will provide a further discussion of bookings in his comments to follow.

On the expense side, total operating expenses in the quarter were $8.7 million, a decrease of 23% from $11.3 million in the previous quarter and a decrease of 31% from $12.6 million in the same quarter a year ago. Expense levels were down in most of our functional areas versus the comparable periods, primarily due to our restructuring efforts completed in the fourth quarter of 2008.

Looking at our expenses compared to our revenue categories. The cost of recurring revenue for the quarter was $1.4 million, which decreased 8% from $1.5 million reported in the prior quarter and decreased 11% from $1.6 million in the same year-ago quarter. In the first quarter, the cost of recurring revenue represented 14% of our total revenues and 27% of recurring revenues.

The cost of service revenue was $2.2 million for the quarter, which was a 1% decrease from the $2.2 million spent in the prior quarter. It also decreased by 9% from the $2.4 million reported in this quarter last year. Cost of service revenue represented 22% of our total revenue and 74% of our services revenue.

Sales and marketing expense for the quarter decreased to $1.3 million versus $1.9 million in the prior quarter and decreased 47% from $2.4 million spent in the same quarter last year. Sales and marketing expense represented 13% of revenue for the quarter.

Research and development expense totaled $2 million in the first quarter, which decreased 29% from $2.9 million in the previous quarter and was 44% lower than the $3.7 million expensed in the first quarter of 2008. We have been successful in our planned lowering of R&D costs, even while keeping our development efforts on track. We had expected a significant reduction in R&D expense in 2009 in both absolute terms and as a percentage of revenue as we move our expense levels much closer to industry averages.

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

General and administrative expenses in the quarter totaled $1.4 million, which increased 2% from $1.3 million in the last quarter and decreased 12% from $1.5 million in the same quarter last year. During the first quarter, we reported the following GAAP charges—$279,000 for depreciation; $163,000 for amortization of acquired intangibles; and $37,000 for restructuring and other charges. We also incurred $97,000 for the amortization of financing costs in the first quarter, which is included in the interest expense item on our income statement. This expense is the amortization of the financing costs associated with our Q4 2007 debt refinancing. Additionally, we incurred $394,000 in non-cash stock compensation expense during the quarter.

Now turning to the balance sheet. Quarter-end cash, restricted cash, and short-term investments totaled $9.3 million, as compared to $9.6 million at the end of the previous quarter, and $20.6 million at the end of the first quarter of 2008. Approximately $620,000 in net cash was used during the first quarter to pay restructuring and employee severance costs accrued at the end of 2008. Excluding these non-recurring expenditures, the Company would have increased its cash balance during the quarter.

Property, plant, and equipment at quarter end was $1.7 million, as compared to $2 million reported in Q4 2008. Capital purchases in the quarter were $52,000. Deferred revenue for the quarter stayed consistent with the previous quarter at $15.2 million.

Unamortized software subscriptions totaled $11.9 million at the end of the first quarter of 2009. This was an increase of 1% from $11.8 million at the end of the prior quarter and a decrease of 21% from $15.1 million at the end of the first quarter of 2008. The year-over-year decrease was due to the recognition of subscription revenue exceeding the amount of new subscription signed and not yet recognized.

The combined amount of deferred revenue and unamortized software subscriptions, which includes unrecognized multi-year maintenance and support commitments, totaled $30.1 million at the end of the quarter, an increase of 9% from $27.7 million at the end of the prior quarter and an increase of 2% from $29.6 million at the end of the first quarter of 2008. The increase over both periods is principally due to the execution of two significant multi-year maintenance and support agreements in the first quarter, which also helped secure I-many’s long-term recurring revenue stream.

Our headcount at quarter-end was 166, which was one fewer than last quarter end at 167.

We announced at the beginning of December a new restructuring operating plant to put the Company in a safe position given economic uncertainties. Our results in the first quarter demonstrated the success of our plan. We increased revenues, reduced costs, and recorded the first net income in the history of the company since going public in the year 2000. We remain on track to achieve our goal of EBITDA profitability in each quarter and to increase cash for the full year. And even with our streamlined operating structure, we have sustained our ability to meet our commitments and continue delivering the innovation and support our customers expect.

This completes our financial presentation. Now I’d like to turn the call back over to John. John?

John Rade - I-many, Inc. - President, CEO

Kevin, thank you very, very much. So, as Kevin said, in this first quarter, we successfully completed our plan to streamline operations, improve our financial performance, and leverage the multi-million investment in our new technology platform. And most importantly through this process, I-many has remained the leader in delivering enterprise contract management solutions to the life science industry with 80% of the top 25 and all of the top 10 pharmaceutical companies using one or more of our products.

These well-established customer relationships continue to maintain our recurring revenue stream, which this quarter was up about 4% over year, and they formed a backbone of our business plan for 2009. In fact, in this first quarter, key members of this esteemed group of customers made the financial commitment to renew their relationship with I-many despite these challenging economic times. They recognize the strong ROI our products provide, which has become more critical than ever to their bottom

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Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call line. One such commitment made in the first quarter was with one of the largest branded consumer goods companies in the world and a long-term I-many customer. For nearly ten years we’ve worked closely together and helped them adjudicate contracts within the bounds of compliance. This quarter they extended our relationship by signing a multi-year seven figure subscription agreement for our Enterprise Contract Management Suite.

Another long-term customer who is a Fortune 500 provider of health care products and services with more than 100,000 employees worldwide and annual sales of more than $60 billion converted their annually renewable term license to a perpetual license and entered into a three-year maintenance and support agreement with us for using CARS Medicaid. This deal also ranged in the seven figures.

Finally, one of the world’s top 20 pharmaceutical companies, with nearly $40 billion in annual revenue and considered the world leader in generic pharmaceuticals, signed a six-figure contract that added additional users to their installation of Medicaid and CARS. Those were the quarter’s major deals.

Looking forward, we’ve recognized a major opportunity that’s come about through new government legislation requiring Medicare Part D compliance audits. To address this, during the first quarter we announced a new partnership with Computer Sciences Corporation, a New York Stock Exchange-traded global leader in IT services. Together, we have started the work of helping pharmaceutical and biotechnology companies prepare for Medicare Part D compliance audits. We view this as an important opportunity to create additional value for our customers and to create new customer relationships.

Now, as I said in my opening remarks, despite a great quarter, we continue to face a difficult set of challenges regarding our outstanding debt obligations and the possibility of a NASDAQ delisting. The definitive merger agreement we signed today with LLR Partners presents an ideal opportunity to effectively address these issues, preserve shareholder value, and maintain our commitment to our customers.

We are confident in LLR’s ability to do this, as they have built a successful track record of investments across many service industries with information technology, business services, and health care as key areas of focus. Under the terms of the agreement, LLR Partners will acquire I-many for approximately $0.43 per share in cash. The transaction itself is valued at $36 million, including consideration payable to holders of options and warrants or approximately $23.3 million net of our debt and transaction-related expenses, as set forth in the merger agreement.

The estimated $0.43 per share cash payment to I-many stockholders assumes, among other things, that we have a cash balance of $8 million at the closing of the transaction. If the cash balance at closing is greater than $8 million, the difference will be added to the amount available for distribution to our stockholders. However, if the cash balance at closing is less than $8 million, the amount available for distribution to shareholders will be less.

This transaction has been unanimously approved by our board of directors and is subject to customary closing conditions, including the approval of our stockholders. The transaction is expected to close by the beginning of the third quarter of 2009, shortly after the first of July.

In connection with the acquisition, the holders of our senior convertible notes have agreed to allow the Company to redeem their notes in full for cash at closing. These holders have also agreed not to accelerate the redemption of their notes if the Company’s common stock is de-listed from NASDAQ before the closing of the transaction.

Now among the potential strategic partners we considered for I-many, we believe LLR possesses the greatest understanding of the unique value of I-many as the leading provider of contract management solutions for the enterprise. For our shareholders, LLR’s understanding of this is reflected in the favorable terms established in the transaction. This includes a premium of nearly 50% of I-many’s closing stock price earlier this week as well as more than 70% above the average closing prices over the past three- and six-month periods. For our customers, LLR spends our potential resources in terms of a financial strength and knowledge of our industry and brings a shared vision of growth and opportunity. We’re also encouraged by their reputation for developing long-term partnerships with the management teams of their portfolio companies and supporting them in building the business.

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

In the words of Greg Case, the partner who leads this transaction for LLR Partners, and I quote, “An investment in I-many offers LLR the chance to partner with a valuable franchise and a core team of capable executives. Together, we, LLR Partners and I-many, will work to leverage the Company’s domain knowledge and technical capability for the benefit of I-many’s existing customers and prospects in the pharmaceutical, manufacturing, medical device, and other industries where increased regulatory oversight and the need for enhanced compliance requires leading-edge solutions for enhanced data management, data processing, and business intelligence.”

I should also note that as part of this process we were advised by Montgomery & Company, LLC, and we are grateful for their contribution.

At this point, I’d like to open up the call to questions. Erin?

QUESTIONS AND ANSWERS

Operator

Thank you, sir. (Operator Instructions.) And we’ll take our first call from Nathan Schneiderman, Roth Capital. Please go ahead. Your line is open.

Andrew Lee - Roth Capital - Analyst

Hi, this is actually Andrew Lee covering for Nathan Schneiderman. Hi, John; hi, Kevin.

John Rade - I-many, Inc. - President, CEO

Hi, Andrew.

Kevin Harris - I-many, Inc. - CFO

Hi, Andrew.

Andrew Lee - Roth Capital - Analyst

Are there any other deal contingencies other than the $8 million of cash in the customary approval processes?

John Rade - I-many, Inc. - President, CEO

No. We think that we’ve put together a very solid merger agreement and the $8 million cash balance, we chose a number that we felt was a conservative number for our potential close date. There is, we think, maybe some upside to that based upon the actual date of close, but we don’t feel that there are any other contingencies.

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Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Andrew Lee - Roth Capital - Analyst

Okay. Do you have a period of time that you are able to shop the Company for other bidders? If so, what are the dynamics there? And also, are there any breakup fees for the agreement?

John Rade - I-many, Inc. - President, CEO

We started the process with the engagement of Montgomery late last year and have run a very, very extensive process looking at the markets for various transactions which would preserve shareholder value. And I think that process led to several interested parties who went through due diligence and presented opportunities to us. I think, guided by Montgomery, the special committee of the board made up of independent directors who manage the process, represented the Company very, very well. And I think the board picked a very, very good transaction. It was very clean. Had been subject to due diligence on the part of the acquirer and had a very, very high probability of close with little or no contingencies, as Kevin pointed out.

Andrew Lee - Roth Capital - Analyst

Okay. That’s all the questions I have. Thanks a lot.

Operator

(Operator Instructions.) And we’ll take our next question from the site of Brad McCurtain with Main Securities Corporation. Please go ahead. Your line is now open.

Brad McCurtain - Main Securities Corporation - Analyst

Hi, guys. You probably don’t know me. I’ve followed your Company since you went public. I haven’t been a big fan of management and this hasn’t really affirmed anything here. Can you tell me if you had any equity options here? In other words, if you had an option for equity rather than cash for the takeout? Did any of the parties you negotiated with offer you equity for the shareholders?

John Rade - I-many, Inc. - President, CEO

No, I think everybody who — in fact, I’ll be less — everybody who came to the table with a qualified opportunity offered cash.

Brad McCurtain - Main Securities Corporation - Analyst

Okay. And also, would you please share on this conference call or follow up in an 8-K what the management and directors are taking out of this in this takeover? What are you guys getting for parachutes out of this?

Kevin Harris - I-many, Inc. - CFO

We will file the required documents.

Brad McCurtain - Main Securities Corporation - Analyst

When will that be filed, Kevin?

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Kevin Harris - I-many, Inc. - CFO

I think that there is a statutory period of time over which we’re supposed to do that. Bob Schwartz, our General Counsel, is on the phone. Bob, can you say off the top of your head what that period is?

Bob Schwartz - I-many, Inc. - General Counsel

We hope to have a proxy statement in preliminary form for the SEC within about two weeks. But I would also direct you, if you’d like, to the exhibits that are on file with our 10-K from last year that provide all of the — really the full sum of any potential payouts to executives.

Brad McCurtain - Main Securities Corporation - Analyst

Well, what isn’t going to be in there is — I don’t know what’s — I mean the latest proxy information you have out there is about a year old. I don’t know what’s been awarded for options since that time period. That wouldn’t be in there.

Bob Schwartz - I-many, Inc. - General Counsel

Yes, there haven’t been any options. The only options for any employees that are going to be in the money for this transaction were awarded about five years ago.

Brad McCurtain - Main Securities Corporation - Analyst

Okay.

Bob Schwartz - I-many, Inc. - General Counsel

Yes. So there hasn’t been anything new that would be covered.

Brad McCurtain - Main Securities Corporation - Analyst

Okay. And have you already gone to major shareholders on this and sought their approval?

Bob Schwartz - I-many, Inc. - General Counsel

Kevin or John, if you want to —

John Rade - I-many, Inc. - President, CEO

Yes. The short answer is no. However, I hasten to add that our board of directors is made up of seven people, two of which themselves represent major shareholders in the Company. And I think we’ve been, over the years that I’ve been here, have used the expression that 40%, 42% of our outstanding shares are directly or indirectly represented on our board of directors. So there is a fairly high alignment between the interest of the stockholders overall and management and the Company.

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Brad McCurtain - Main Securities Corporation - Analyst

Right. So am I understanding from this conference that you had no choice in the matter, you had to find a merger partner?

John Rade - I-many, Inc. - President, CEO

No, I think that would be a mischaracterization. I mean the track and the process that the Company followed under the guidance of the special committee of the board to investigate options looked at various alternatives, the first of which was the renegotiation of the debt. And you have to remember that the debt only becomes an issue if the Company is de-listed from NASDAQ. Without that, the notes are not due and payable for another year and three quarters. So, one, we were trying to proceed defensively looking at the note holders and their needs. And it was clear that the vast majority of the note holders would prefer to be paid out.

We, also, as part of our plan, presented to the NASDAQ panel — pursued an infusion of equity into the Company. And again, guided by Montgomery, we looked at the market to do another private placement of equity into the Company. But as you can expect with the depressed price of the I-many shares — and, by the way, as well as virtually every other share on NASDAQ, companies have lost 80% to 90% of market capitalization during the — 2008 and we’re not immune for this overall downturn in the market. I mean, clearly, doing a private placement of the Company’s equity would be a highly dilutive transaction. And also, by necessity, to raise an appropriate amount of money would in fact itself cause a change of control, which again would allow the note holders to examine the possibility of calling their notes.

As we went through this very, very extensive process over, oh golly, over the last three and a half months or so, I think it became clear that the best interest of the shareholders in terms of preserving their current value was to investigate the sale of the entire Company, and so we went down that path. By accepting these terms, as distinguished from just continuing to proceed, we managed to secure a premium for our shareholders over and above the market, rather than subjecting them to a highly diluted transaction which would have resulted in change of control in any case at a price which we were advised would be significantly below market. So I think our guidance, our goals and objectives were guided through this whole process by how do we preserve the shareholder value by precluding any adverse event, but at the same time getting the maximum shareholder value we could under the current economic conditions.

Brad McCurtain - Main Securities Corporation - Analyst

Right. These notes with the NASDAQ provision on them, NASDAQ delisting, when were the notes issued?

Kevin Harris - I-many, Inc. - CFO

They were issued at the end of December 2007.

Brad McCurtain - Main Securities Corporation - Analyst

Well, you were president, John?

John Rade - I-many, Inc. - President, CEO

Yes, sir.

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Brad McCurtain - Main Securities Corporation - Analyst

And that didn’t concern you at all to have that provision in there?

John Rade - I-many, Inc. - President, CEO

No. At the end of 2007, our shares were trading well above $3.00, well above any floor that would even bring delisting into question. I think this was prior to the debacle of 2008, which has affected not just the United States but the entire world. And certainly management and its advisors at the time probably in our wildest dreams would never have even contemplated the possibility we would suffer or even come close to not meeting the NASDAQ qualifications.

Brad McCurtain - Main Securities Corporation - Analyst

Okay.

Operator

And we’ll take our next question from the site of Ed Fowler with Small Cap Report. Please go ahead. Your line is now open.

Ed Fowler - Small Cap Report - Analyst

Hi, John and Kevin.

John Rade - I-many, Inc. - President, CEO

Hi, Ed.

Ed Fowler - Small Cap Report - Analyst

How are you doing today?

John Rade - I-many, Inc. - President, CEO

Fine, thank you.

Kevin Harris - I-many, Inc. - CFO

Good, thanks.

Ed Fowler - Small Cap Report - Analyst

So you think this is a good deal when four years ago you were offered $1.70 and the stockholders didn’t take it and the new management came in and told us they’d get to $100 million to $150 million in revenues and now we’re in a situation where you’re up against the wall. Do you really think the stockholders will take this deal?

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Kevin Harris - I-many, Inc. - CFO

The offer that you refer to I think actually was $1.55 a share, if I remember back correctly. And each offer has to be evaluated relative to the current environment. This offer has a significant premium to our stock price earlier this week. 70% premium to our stock price the past week, the past four weeks and the three-month and six-month periods of time. So it offers a significant premium. As John mentioned earlier, two of our largest shareholders are represented on our board of directors and were certainly involved in the process of determining what were the best options for the Company. So I think there was as significant evaluation and a significant process that was done to determine that this transaction was in the best interest of shareholders.

Ed Fowler - Small Cap Report - Analyst

It probably is, but did management lower their options in this? I think, John, you said, I’m speaking to John Rade here, you probably didn’t come out too well on this deal; is that about right, John?

John Rade - I-many, Inc. - President, CEO

I think that’s an accurate characterization. And the short answer to your question is no, never was it contemplated and nor would it ever be contemplated. We signed up for a deal and the deal is a deal and we sink or swim by that deal. So no option prices were changed, no other types of actions were taken that in any way would either profit management and disadvantage shareholders.

Ed Fowler - Small Cap Report - Analyst

Well, I thought you had a great company there and great products —

John Rade - I-many, Inc. - President, CEO

We still do have a great company, Ed.

Ed Fowler - Small Cap Report - Analyst

— and I’m impressed with what you’ve done.

John Rade - I-many, Inc. - President, CEO

We still do have a great company, Ed. And I believe, as a private company, perhaps it can now realize the potential. But we have to make sure that our shareholders are protected. We can’t allow the company to be managed or overly influenced by external factors. And we needed to take charge of the situation and make sure that our shareholders were protected.

Ed Fowler - Small Cap Report - Analyst

Okay, John. Thank you, Kevin.

Kevin Harris - I-many, Inc. - CFO

Thanks, Ed.

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FINAL TRANSCRIPT
Apr. 29. 2009 / 4:30PM, IMNY - Q1 2009 I-many, Inc. Earnings Conference Call

Operator

At this time, this concludes our Question and Answer session. I would now like to turn the call back over to Mr. Rade. Mr. Rade, please proceed.

John Rade - I-many, Inc. - President, CEO

Thank you, Erin. I want to thank everyone for joining us today and for your thoughtful questions. I hope we answered them to your satisfaction. We appreciate the support you have given us in the past. I don’t know whether I’ll be speaking to you again, but again thank you for the support and again appreciate everything you’ve done.

Operator

Thank you, ladies and gentlemen, for joining us today for our presentation. This concludes today’s call. You may now disconnect and thank you and have a great day.

Additional Information and Where to Find It

I-many, Inc. plans to file with the SEC and mail to its stockholders a proxy statement (the “Proxy Statement”) in connection with the merger agreement with LLR Partners, Inc. (the “Merger Agreement”) and related transactions first announced by I-many on April 29, 2009. The Proxy Statement will contain important information about I-many, LLR Partners, the Merger Agreement and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and LLR Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Merger Agreement. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding LLR Partners’ directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

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